Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

ELEVENTH AMENDMENT TO GATE STUDENT UMBRELLA AGREEMENT

and

SECOND AMENDMENT TO GATE UNIVERSAL UMBRELLA AGREEMENT

This Eleventh Amendment to GATE Student Umbrella Agreement and Second Amendment to GATE Universal Umbrella Agreement (this “Amendment”) is entered into this 29th day of November, 2005, by and among Bank of America, National Association, a national banking association (“Program Lender”), The First Marblehead Corporation, a Delaware corporation (“Marblehead”), and The National Collegiate Trust, a Delaware business trust (“NCT”).  Capitalized terms used herein without definition have the meanings given to them in the GATE Student Umbrella Agreement (as defined below) or the GATE Universal Umbrella Agreement (as defined below), as applicable.

WITNESSETH

WHEREAS, the parties hereto have previously entered into that certain GATE Student Loan Program Umbrella Agreement, dated as of June 1, 1996, (as amended to date, the “GATE Student Umbrella Agreement”);

WHEREAS, the parties hereto have previously entered into that certain GATE Universal Loan Program Umbrella Agreement, dated as of March 7, 2003, (as amended to date, the “GATE Universal Umbrella Agreement”; and together with the GATE Student Umbrella Agreement, the “Umbrella Agreements”); and

WHEREAS, the parties hereto desire to further amend the Umbrella Agreements in the manner provided herein.

NOW THEREFORE, in consideration of these presents and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Extension of Umbrella Agreements.

(a)           The GATE Student Umbrella Agreement is hereby amended by:

(i)            deleting the definition of Currently Scheduled Termination Date contained therein and inserting in lieu thereof the following:

“Currently Scheduled Termination Date” shall mean November 30, 2006, provided, however, that such date shall automatically be extended for an additional year on such date and each anniversary thereof; provided further, however, that any party may terminate this Agreement for its convenience, without cause, at any time upon at least ninety (90) calendar days prior written notice (any such termination, a “Without Cause Termination”); and provided further, however, that no party may provide written notice of termination at any time prior to June 1, 2006.” and

(ii)           by deleting subsections (b) and (h) from the definition of Termination Date contained therein.

(b)           The GATE Universal Umbrella Agreement is hereby amended by deleting the definition of Currently Scheduled Termination Date contained therein and inserting in lieu thereof the following:

“Currently Scheduled Termination Date” shall mean November 30, 2006, provided, however, that such date shall automatically be extended for an additional year on such date and each anniversary thereof; provided further, however, that any party may terminate this Agreement at its convenience, without cause, upon at least ninety (90) calendar days prior written notice (any such termination, a “Without Cause Termination”); and provided further, however, that no party may provide written notice of termination at any time prior to June 1, 2006.”

2.             Exclusivity; Noncompetition.

(a)           The parties agree that subsection 4(a) of the GATE Universal Umbrella Agreement is hereby deleted in its entirety and that the remaining subsections of Section 4 of the GATE Universal Umbrella Agreement shall only apply to Program Lender Right of First Refusal Schools (as defined in subsection (b) below).

(b) (i)      Section 9 of the GATE Universal Umbrella Agreement is hereby amended by deleting the first sentence thereof and inserting in lieu thereof the following:

“Neither NCT nor Marblehead will enter into any agreement with any other financial institution or other regulated or nonregulated lender (a “Competing Lender”) to conduct a program for the origination and funding of GATE Universal Conforming Loans that would be a Lender Competing Program (as defined below) if conducted by Program Lender, with respect to any educational institution listed on Schedule 1 to the Amendment to Umbrella Agreements (the “November 2005 Umbrella Amendment”) dated as of November 29, 2005, by and among Program Lender, Marblehead and NCT (each such institution a “Program Lender Right of First Refusal School”), unless Program Lender shall have rejected such Program Lender Right of First Refusal School pursuant to Section 4 hereof.  NCT and Marblehead shall each be entitled to enter into agreements with Competing Lenders for Lender Competing Programs with respect to any educational institution which is a Transition School (as defined in Section 2(c) of the November 2005 Umbrella Amendment) or with respect to a Program Lender Right of First Refusal School upon rejection of same by Program Lender as provided above.  NCT and Marblehead shall not be entitled to enter into agreements with Competing Lenders for Lender Competing Programs with respect to any Participating

Institution (other than as provided above) that has entered into a GATE Universal Program agreement or form with Program Lender.”

(ii)           Section 9 of the GATE Universal Umbrella Agreement is hereby further amended by adding the following at the end of such section:

“Notwithstanding the foregoing, in the event that the Termination Date occurs as a result of a Without Cause Termination by Marblehead, the prohibition set forth above with respect to Program Lender’s ability to originate a Lender Competing Program during the [**] following the Termination Date shall not apply to any educational institution that was a Participating Institution on the date on which Marblehead provided notice of the Without Cause Termination, and Program Lender shall be free to continue to offer a Lender Competing Program with such Participating Institutions.”

(c)           Program Lender shall, on or before December 31, 2005, provide Marblehead with a list of the existing Participating Institutions under each of the Umbrella Agreements that Program Lender desires to remain Participating Institutions thereunder (the Participating Institutions not so identified on such list being the “Transition Schools”).  Upon receipt of such list, Marblehead shall use best efforts to transition the Transition Schools to a Competing Lender on or before April 1, 2006.  In the event that Marblehead is able to identify a Competing Lender for any such Transition Schools, the parties shall cooperate in providing for an orderly transition of such Transition Schools from Program Lender to such Competing Lender pursuant to agreements reasonably satisfactory to the parties.   In the event that Marblehead is not able to identify a Competing Lender for any of the Transition Schools on or before April 1, 2006 notwithstanding its best efforts to do so, any such Transition School shall remain a Participating Institution under the applicable Umbrella Agreement until such time, if any, as Marblehead shall identify a Competing Lender therefor.

(d)           The parties agree that Section 3 of the GATE Student Umbrella Agreement shall only apply to Program Lender Right of First Refusal Schools.

(e) (i)       The first sentence of Section 6 of the GATE Student Umbrella Agreement is deleted and the following is inserted in lieu thereof:

“Neither NCT nor Marblehead will enter into any agreement with any other financial institution or other regulated or nonregulated lender (a “Competing Lender”) to conduct a program for the origination and funding of GATE Student Conforming Loans that would be a Lender Competing Program (as defined below) if conducted by Program Lender, with respect to any educational institution listed on Schedule 1 to the Amendment to Umbrella Agreements (the “November 2005 Umbrella Amendment”) dated as of November 29, 2005, by and among Program Lender, Marblehead and NCT (each such institution a “Program Lender Right of First Refusal School”), unless Program Lender shall have rejected such Program Lender Right of First Refusal School pursuant to Section 3 hereof.  NCT and Marblehead shall each be entitled to enter into agreements with Competing Lenders for Lender Competing Programs with respect to any educational institution which is a Transition School (as defined in Section 2(c) of the November 2005 Umbrella Amendment) or with respect to a Right of First Refusal School upon rejection of same by Program Lender as provided above.   NCT and Marblehead shall not be entitled to enter into agreements with Competing Lenders for Lender Competing Programs with respect to any Participating Institution (other than as provided above) that has entered into a GATE Program agreement with Program Lender.”

(ii)           Section 6 of the GATE Student Umbrella Agreement is hereby further amended by adding the following at the end of such section:

“Notwithstanding the foregoing, in the event that the Termination Date occurs as a result of a Without Cause Termination by Marblehead, the prohibition set forth above with respect to Program Lender’s ability to originate a Lender Competing Program during the [**] following the Termination Date shall not apply to any educational institution that was a Participating Institution on the date on which Marblehead provided notice of the Without Cause Termination, and Program Lender shall be free to continue to offer a Lender Competing Program with such Participating Institutions.”

3.             Premiums.  The following is hereby added to the end of Section 7 of the GATE Universal Umbrella Agreement and to the end of Section 5 of the GATE Student Umbrella Agreement:

“In consideration of Program Lender’s efforts to market loans subject to this Agreement and purchased under the terms and conditions of the Note Purchase Agreement, Marblehead shall pay to Program Lender a marketing fee and premium, computed as a percentage of the original principal amount (net of any financed origination fees) or (if less) the remaining principal amount (net of any financed origination fees), for each loan purchased in a Securitization Transaction pursuant to the Note Purchase Agreement, as follows:

(a) [**]% for each loan for which Program Lender takes partial or total risk of default in the form of a Guaranty executed and delivered at a Securitization Transaction; and

(b) [**]% for all other loans.

Payment of such fees (a) shall be made for loans purchased from Program Lender from and after November 29, 2005, (b) shall be in addition to amounts paid to Program Lender pursuant to the Note Purchase Agreement, and (c) shall be made at the time of each Securitization Transaction.  The preceding two sentences shall survive termination of the Umbrella Agreement and terminate on the date the Note Purchase Agreement is terminated.”

4.             Full Force and Effect. In all other respects, the Umbrella Agreements are hereby ratified and confirmed and shall remain in full force and effect.

5.             Counterparts.  This Amendment may be simultaneously executed in several counterparts, which may be exchanged by facsimile, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date above first written.

BANK OF AMERICA, N.A.

By:	/s/ Diane E. Morais
	Name:	Diane E. Morais
	Title:	Senior Vice President

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Donald R. Peck
	Name:	Donald R. Peck
	Title:	Executive Vice President and
Chief Financial Officer

NATIONAL COLLEGIATE TRUST

By:		First Marblehead Data Services, Inc.,
It’s Attorney-In-Fact

By:		/s/ John A. Hupalo
Name:		John A. Hupalo
Title:		Eexecutive Vice President

Schedule 1

Program Lender Right of First Refusal Schools

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